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                                                                  EXHIBIT 3.2(A)
                                                                  --------------
                                  B Y L A W S
                                       OF
                              CITATION CORPORATION

                          AS AMENDED NOVEMBER 25, 1998


                                   ARTICLE I

                                  STOCKHOLDERS
                                  ------------

     Section 1.    Annual Meeting.  The annual meeting of the stockholders for
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the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Delaware, on such date and at such time as the Board of Directors may by resolution provide. The Board of Directors may specify by resolution prior to any special meeting of stockholders held within the year that such meeting shall be in lieu of the annual meeting.

     Section 2.    Special Meetings.  Special meetings of the stockholders may
                   ----------------
be called at any time for any purpose or purposes by a majority of the Board of Directors, the Chairman of the Board, or the President, but no such special meetings may be called by any other person or persons. Special meetings shall be held at such place, either within or without the State of Delaware, as is stated in the call and notice thereof.

     Section 3.  Notice of Meetings.  Unless otherwise provided by law, whenever
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stockholders are required or permitted to take any action at a meeting, a written notice of the meeting stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty
(60) days prior to such meeting to each stockholder entitled to vote at the meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. Whenever notice is required to be given to any stockholder, a written waiver thereof, signed by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business transacted at, nor the purpose of, any regular or special meeting need be stated in the written waiver of notice of such meeting.

     Notice of any meeting may be given by the President, the Secretary or the person or persons calling such meeting. No notice need be given of the time and place of reconvening of any adjourned meeting if the time and place to which the meeting is adjourned are announced at the adjourned meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 4.   List of Stockholders.  The officer who has charge of the stock
                  --------------------
ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.
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     Section 5.   Quorum; Required Stockholder Vote.  Except as otherwise
                  ---------------------------------
provided by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder that has voting power upon the matter in question. A quorum for the transaction of business at any annual or special meeting of stockholders shall exist when the holders of a majority of the outstanding shares entitled to vote are represented either in person or by proxy at such meeting. If a quorum is present, in all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless a greater vote is required by law, by the Certificate of Incorporation or by these Bylaws. If a quorum is present, directors shall be elected by the affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. When a quorum is once present to organize a meeting, the stockholders present may continue to do business at the meeting or at any adjournment thereof notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

     Section 6.   Proxies.  A stockholder may vote either in person or by a
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proxy which such stockholder has duly executed in writing.  No proxy shall be valid after three years from the date of its execution unless a longer period is expressly provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

     Section 7.   Organization.  Meetings of stockholders shall be presided over
                  ------------
by the Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 8.   Action of Stockholders Without Meeting.  Unless otherwise
                  --------------------------------------
provided in the Certificate of Incorporation, any action required to be, or which may be, taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if written consent, setting forth the action so taken, shall be signed and dated by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Such consent shall have the same force and effect as an affirmative vote of the stockholders and shall be filed with the minutes of the proceedings of the stockholders.

     Section 9.   Record Date.  In order that the Corporation may determine
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stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for any other lawful purpose, the Board of Directors of the Corporation may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of the determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (b) in the case of the determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (c) in the case of any other action, shall not be more than sixty
(60) days

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prior to such other action.  Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the board of directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such request is received, adopt a resolution fixing the record date. If no record date is fixed: (x) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (y) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and
(z) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 10.   Notice of Stockholder Business.  At any meeting of the
                   ------------------------------
stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting
(a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Nothing in this Section 10 shall be construed to limit the applicability and requirements of Regulation 14A under the Securities Exchange Act of 1934 or any other applicable laws or regulations, the requirements of which, if any, would have to be met for a matter to be properly brought before the meeting. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this Section 10. The Chairman of the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 10, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Section 11.   Notice of Stockholder Nominees.  Only persons who are
                   ------------------------------
nominated in accordance with the procedures set forth in this Section 11 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section
11. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder must be so received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public

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disclosure was made.  Such stockholder notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, a copy of such person's written consent to being named in any applicable proxy statement as a nominee and to serving as a Director if elected); and (b) as to the stockholder giving the notice, (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 11. The Chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedure prescribed by this Section 11, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Nothing in this Section 11 shall be construed to affect the requirements for proxy statements of the Corporation under Regulation 14A of the Securities Exchange Act of 1934.


                                   ARTICLE II

                                   DIRECTORS
                                   ---------

     Section 1.  Power of Directors.  The business and affairs of the
                 ------------------
Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all of the powers of the Corporation, subject to any restrictions imposed by law, by the Certificate of Incorporation or by these Bylaws.

     Section 2.  Composition of the Board.  The number of directors
                 ------------------------
constituting the entire Board of Directors shall be not less than one (1) nor more than fifteen (15), and the exact number shall be fixed from time to time by the Board of Directors; provided, however, that the number of directors constituting the entire Board shall be three (3) until otherwise changed by the Board of Directors. No decrease in the number of directors shall shorten the term of any director at the time in office. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

     Section 3.  Meetings of the Board; Notice of Meetings; Waiver of Notice.
                 -----------------------------------------------------------
Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined, notices thereof need not be given. Special meetings of the Board of Directors may be held at such places within or without the State of Delaware and may be called by the President or two or more directors. Written notice of the time and place of such special meetings shall be given to each director by the persons calling such meeting by first class or registered mail at least four (4) days before the meeting or by telephone, telecopy or in person at least two (2) days before the meeting. Whenever notice is required to be given to any director, a written waiver thereof, signed by such director, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance at a meeting shall constitute a waiver of any required notice of such meeting, except when the director attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting.

     Section 4.  Quorum; Vote Requirement.  A majority of the total number of
                 ------------------------
directors shall constitute a quorum for the transaction of business at any meeting. When a quorum is present, the vote of a majority of the

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directors present shall be the act of the Board of Directors, unless a greater vote is required by law, by the Certificate of Incorporation or by these Bylaws.

     Section 5.  Organization.  Meetings of the Board of Directors shall be
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presided over by the Chairman of the Board, if any, or in his absence by the
President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 6.  Action of Board without Meeting. Any action required or
                 -------------------------------
permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent, setting forth the action so taken, is signed by all the directors or committee members and filed with the minutes of the proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous affirmative vote of the Board of Directors or committee, as the case may be.

     Section 7.  Resignations; Removal; Vacancies.  Any director may resign at
                 --------------------------------
any time upon written notice to the Corporation. The entire Board of Directors or any individual director may be removed only for cause and only at a stockholders meeting called for that purpose by the affirmative vote of the holders of at least two-thirds of the shares entitled to vote at an election of directors. Any newly created directorship or any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, although such a majority is less than a quorum of the Board of Directors, or by a plurality of the votes cast at a meeting of the stockholders. A director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office or until the next election of directors by the stockholders and the election and qualification of his successor.

     Section 8.  Conference Telephone Meeting.  Unless the Certificate of
                 ----------------------------
Incorporation otherwise provides, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board or any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 8 shall constitute presence in person at such meeting.

     Section 9.  Committees.  The Board of Directors, by resolution passed by a
                 ----------
majority of all of the directors, may designate one or more committees, each committee to consist of one or more of the directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided that no committee shall have the power or authority of the Board of Directors in reference to (a) amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the Delaware General Corporation Law fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), (b) adopting an agreement of merger or consolidation under Sections 251 or 252 of the Delaware General Corporation Law, (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation, (d) recommending to the stockholders a dissolution of the Corporation or a revocation thereof, or (e) amending the Bylaws of the Corporation. In addition, unless the resolution of the Board of Directors or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law. Unless the Board of Directors otherwise provides, each committee designated

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by the Board may make, alter and repeal rules for the conduct of its business.
In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this
Article II.

                                  ARTICLE III

                                   OFFICERS
                                   --------

     Section 1.  Executive Structure of the Corporation.  The officers of the
                 --------------------------------------
Corporation shall be elected by the Board of Directors and shall consist of a Chairman of the Board of Directors, a Chief Executive Officer, a President and a Secretary and such other officers or assistant officers, including one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Secretaries, Treasurers, Assistant Secretaries or Assistant Treasurers, or any other officers that the Board of Directors may establish, as may be elected by the Board of Directors. Each officer shall hold office for the term for which such officer has been elected or until such officer's successor is elected and qualified, or until such officer's earlier resignation, removal from office, or death. Any two or more offices may be held by the same person.

     Section 2.  Duties and Responsibilities.  Each officer, employee and agent
                 ---------------------------
of the Corporation shall have such duties and authority as may be conferred upon such officer, employee or agent by the Board of Directors or delegated to such officer, employee or agent by the President.

     Section 3.  Resignations; Removal; Vacancies.  Any officer may resign at
                 --------------------------------
any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any vacancy occurring in any office of the Corporation by reason of death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

     Section 4.  Compensation.  The salaries of the officers shall be fixed from
                 ------------
time to time by the Board of Directors or by any officer designated by the Board. No officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

                                   ARTICLE IV

                                     STOCK
                                     -----

     Section 1.  Stock Certificates.  The shares of stock of the Corporation
                 ------------------
shall be represented by certificates, provided that the Board of Directors may by resolution provide that some or all of any or all classes or series of stock shall be uncertificated shares. Certificates shall be in such form as may be approved by the Board of Directors, which certificates shall be issued to stockholders of the Corporation in numerical order from the stock book of the Corporation, and each of which shall bear the name of the stockholder, the number of shares represented, and the date of issue; and which shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation or any other officer authorized to sign by the Board of Directors; and which shall be sealed with the seal of the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Section 151, 156, 202(a) or 218(a) of the Delaware General Corporation Law or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Section 2.  Transfer of Stock.  Shares of stock of the Corporation shall
                 -----------------
be transferred only on the books of the Corporation upon surrender to the Corporation of the certificate or certificates representing the shares to be transferred accompanied by an assignment in writing of such shares properly executed by the stockholder of record or such stockholder's duly authorized attorney-in-fact and with all taxes on the transfer having been paid. The Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. Upon the surrender of a certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face "Cancelled" and filed with the permanent stock records of the Corporation. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation. The Board of Directors may make such additional rules concerning the issuance, transfer and registration of stock.

     Section 3.  Lost, Stolen or Destroyed Stock Certificates; Issuance of New
                 -------------------------------------------------------------
Certificates.  The Corporation may issue a new certificate of stock or
------------
uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

     Section 4.  Registered Stockholders.  The Corporation may deem and treat
                 -----------------------
the holder of record of any stock as the absolute owner for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

                                   ARTICLE V

                       DEPOSITORIES, SIGNATURES AND SEAL
                       ---------------------------------

     Section 1.   Depositories.  All funds of the Corporation shall be deposited
                  ------------
in the name of the Corporation in such bank, banks, or other financial institutions as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Corporation by such person or persons as the Board of Directors may from time to time designate.

     Section 2.   Contracts and Deeds.  All contracts, deeds and other
                  -------------------
instruments shall be signed on behalf of the Corporation by the President or by such other officer, officers, agent or agents as the Board of Directors may provide from time to time by resolution.

     Section 3.   Seal.  The Board of Directors shall provide for a suitable
                  ----
seal, which seal shall be in the charge of the Secretary.

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

                                   ARTICLE VI

                                INDEMNIFICATION
                                ---------------

     Section 1.  Right to Indemnification.  The Corporation shall indemnify and
                 ------------------------
hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director of the Corporation or is or was serving at the request of the Corporation as a director of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director of the Corporation (or other entity) and shall inure to the benefit of his heirs, executors and administrators. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     Section 2.  Power of Indemnification.  The Corporation shall have the
                 ------------------------
power to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was an officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as an officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred by such person in connection therewith and such indemnification may be continued as to a person who has ceased to be an officer, employee or agent of the Corporation (or other entity) and shall inure to the benefit of his heirs, executors and administrators.

     Section 3.  Prepayment of Expenses.  The Corporation shall pay the
                 -----------------------
expenses as they are incurred in defending any proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of the proceeding shall be made only upon delivery to the Corporation of (a) an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this
Article VI or otherwise and (b) such individual furnishes to the Corporation a written affirmation of such individual's good faith belief that such individual's conduct does not constitute behavior of the kind that may not be indemnified under Section 1 or 2.

     Section 4.  Payment of Indemnification.  If a claim for indemnification or
                 --------------------------
payment of expenses under this Article VI is not paid in full by the Corporation within 90 days after a written claim therefor has been received by the Corporation, the claimant may at any time thereafter file suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

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

     Section 5.  Indemnification Not Exclusive.  The right to indemnification
                 -----------------------------
and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 6.  Insurance.  The Corporation may maintain insurance, at its
                 ---------
expense, to protect itself and any director or officer of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     Section 7.  Other Indemnification.  The Corporation's obligation, if any,
                 ---------------------
to indemnify any person who was or is serving at its request as a director of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

     Section 8.  Amendment or Repeal.  Any repeal or modification of the
                 -------------------
foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.


                                  ARTICLE VII

                              AMENDMENT OF BYLAWS
                              -------------------

     Section 1.  Directors.  In furtherance and not in limitation of the powers
                 ---------
conferred by stature, the Board of Directors is expressly authorized to make, adopt, alter, amend, change or repeal the Bylaws of the Corporation.

     Section 2.  Stockholders.   The stockholders of the Corproation may not
                 ------------
make, adopt, alter, amend, change or repeal the Bylaws of the Corporation except upon the affirmation vote of not less than two/thirds (66 2/3%) of the outstanding stock of the Corproation entitled to vote thereon; provided, however, that the power of the stockholders to make, adopt, alter, amend, change or repeal the Bylaws of the Corporation is further subject to the provisions of the Certificate of Incorporation.

                                       9